    As filed with the Securities and Exchange Commission on November 12, 1999

                                                          Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ACORN PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                            22-3265462
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                                390 Dublin Avenue
                              Columbus, Ohio 43215
              (Address of Registrant's principal executive offices)


                              ACORN PRODUCTS, INC.
                     AMENDED AND RESTATED 1997 NON-EMPLOYEE
                          DIRECTOR STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                  John G. Jacob
                            Chief Financial Officer
                              Acorn Products, Inc.
                                390 Dublin Avenue
                              Columbus, Ohio 43215
                                 (614) 222-4400
            (Name, address and telephone number of agent for service)

                          Copies of Correspondence to:
                             Robert J. Tannous, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                              Proposed Maximum         Proposed Maximum
Title of Securities        Amount to be        Offering Price          Aggregate Offering        Amount of
to be Registered            Registered           Per Share*            Price*                    Registration Fee*
------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
 par value                  175,000           $ 2.3125                 $ 404,687.50              $ 112.50

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Acorn Products, Inc. common stock as reported on the Nasdaq National Market on November 10, 1999.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Acorn Products, Inc. common stock, $.001 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information concerning the Acorn Products, Inc. Amended and Restated 1997 Non-Employee Director Incentive Option Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     We incorporate by reference into this Registration Statement the contents of the Form S-8 Registration Statements previously filed with the Securities and Exchange Commission by the Registrant on July 9, 1998, Registration No. 333-58807.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on November 12, 1999.

                                  ACORN PRODUCTS, INC.

                                  By:  /s/ John G. Jacob
                                       ----------------------------------
                                       John G. Jacob, Vice President and
                                       Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

         SIGNATURE                                                 TITLE                       DATE
         ---------                                                 -----                       ----
*   A. Corydon Meyer                                        President, Chief Executive      November 12, 1999
------------------------------------                        Officer, and Director
    A. Corydon Meyer


/s/ John G. Jacob                                           Vice President and Chief        November 12, 1999
------------------------------------                        Financial Officer
    John G. Jacob


*   William W. Abbott                                       Chairman                        November 12, 1999
------------------------------------
    William W. Abbott


*   Matthew S. Barrett                                      Director                        November 12, 1999
------------------------------------
    Matthew S. Barrett


*   Stephen A. Kaplan                                       Director                        November 12, 1999
------------------------------------
    Stephen A. Kaplan


*   John I. Leahy                                           Director                        November 12, 1999
------------------------------------
   John I. Leahy



*By  /s/ John G. Jacob
----------------------------------------------------
         John G. Jacob, Attorney-in-fact for each of
         the persons indicated

                          Registration No. 333-_______




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            -------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                            -------------------------


                              ACORN PRODUCTS, INC.


                            -------------------------

                                    EXHIBITS

                            -------------------------

                                  EXHIBIT INDEX

Exhibit
Number                                      Exhibit Description
---------                                   -------------------
4(a)              *  Acorn Products, Inc. Amended and Restated 1997 Non-Employee Director Stock
                     Incentive Plan.

4(b)                 Amended and Restated Certificate of Incorporation of Acorn Products, Inc.
                     (Previously filed as Exhibit 3.1 to Registration Statement on Form S-1 (Registration No.
                     333-25325), and incorporated herein by reference).

4(c)                 Amended and Restated Bylaws of Acorn Products, Inc. (Previously filed as Exhibit 3.2 to
                     Registration Statement on Form S-1 (Registration No. 333-25325), and incorporated herein by reference).

5                 *  Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)                Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)             *  Consent of Ernst & Young LLP.

24                *  Powers of Attorney.

--------------------------

* Filed with this Registration Statement